EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MB Financial, Inc.:

We consent to incorporation by reference in the registration statements (nos. 333-64584, 333-81802, 333-97857, 333-105872 and 333-120270) on Form S-8 of MB Financial, Inc. of our report dated February 20, 2004, relating to the consolidated statements of income, changes in stockholders' equity, and cash flows for the year ended December 31, 2003, which report appears in the December 31, 2005 Annual Report on Form 10-K of MB Financial, Inc.

/s/ KPMG LLP
Chicago, Illinois
March 13, 2006